Exhibit 10.1 MAGELLAN PETROLEUM CORPORATION AMENDMENT TO 1998 STOCK INCENTIVE PLAN This document shall constitute an amendment (the “Amendment”) to the 1998 Stock Incentive Plan (the “Plan”), which Plan has been previously amended and restated by the Board of Directors (the “Board”) of Magellan Petroleum Corporation (the “Company”) through September 28, 2010 and approved by the Company’s stockholders on December 8, 2010. Any capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Plan. Pursuant to Section 18 of the Plan, the Board may make such modifications or amendments to the Plan as it shall deem advisable, provided that, without the consent of any Participant to whom any Award shall theretofore have been granted, no modification or amendment of the Plan shall adversely affect any rights which may previously have been granted under the Plan to such Participant. In accordance with Section 18 of the Plan, the Board has determined that it is advisable to amend the Plan to provide for an additional cashless exercise alternative with respect to the payment of the purchase price of shares of Stock to be acquired pursuant to the exercise of Options granted under the Plan, and thus hereby amends the Plan as follows: 1. Section 5(d)(ii) of the Plan is amended to add the following provision at the end of Section 5(d)(ii): In addition, the purchase price of shares of Stock to be acquired pursuant to the exercise of an Option granted under the Plan may be paid by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Stock issued upon exercise by the largest whole number of shares with a fair market value (determined as of the same day as the exercise of the Option) that does not exceed the aggregate purchase price; provided, however, that the Company shall accept a cash or other payment from the Optionee to the extent of any remaining balance of the aggregate purchase price not satisfied by such reduction in the number of whole shares of Stock to be issued; provided, further, that shares of Stock will no longer be outstanding under an Option and will not be exercisable thereafter to the extent that (A) shares are used to pay the purchase price pursuant to the “net exercise,” (B) are delivered to the Optionee as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations. 2. All other provisions of the Plan shall continue in full force and effect. * * * * * This Amendment was approved by the Board of Directors of Magellan Petroleum Corporation on September 9, 2014, and shall be effective as of such date.